Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of MoonLake Immunotherapeutics of our report dated March 2, 2022 relating to the consolidated financial statements of MoonLake Immunotherapeutics AG, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Baker Tilly US, LLP

Campbell, CA

May 2, 2022